UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

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Medley Management Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-36638	47-1130638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 6th Floor East, New York, NY 110017
(Address of principal executive offices) (Zip Code)

(212) 759-0777
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2016, Medley LLC (“Medley”) entered into a Master Investment Agreement with DB MED INVESTOR I LLC and DB MED INVESTOR II LLC (the “Investors”) to invest up to $50 million in new and existing Medley managed funds (the “Joint Venture”).

Medley will invest up to $10 million in exchange for common equity interests in the Joint Venture. The Investors will invest up to $40 million in exchange for preferred equity interests in the Joint Venture.

On account of the preferred equity interests, the Investors will receive an 8% preferred distribution, 15% of the Joint Venture’s profits, and up to 8% of the net advisory revenues from one of Medley’s future funds.

Medley has the option, subject to certain conditions, to cause the Joint Venture to redeem the Investors’ interests in exchange for repayment of the outstanding investment amount at the time of redemption, plus certain other considerations.

The Joint Venture has a term of seven years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.
(Registrant)

Date: June 3, 2016	/s/ Richard Allorto
Name: Richard Allorto
Title: Chief Financial Officer